                                                                      EXHIBIT 20
                                                                      ----------


                              FINANCING AGREEMENT
                              -------------------



                      THE CIT GROUP/BUSINESS CREDIT, INC.



                                      AND


                         APPLIED MAGNETICS CORPORATION



                            DATED: JANUARY 11, 1995

                               TABLE OF CONTENTS



                                                         Page
                                                         ----

SECTION  1.  Definitions..............................    3

SECTION  2.  Conditions Precedent.....................   14

SECTION  3.  Revolving Loans..........................   16

SECTION  4.  Intentionally Omitted....................   18

SECTION  5.  Letters of Credit........................   18

SECTION  6.  Collateral...............................   21

SECTION  7.  Representations, Warranties and Covenants   24

SECTION  8.  Interest, Fees and Expenses..............   31

SECTION  9.  Powers...................................   34

SECTION 10.  Events of Default and Remedies...........   34

SECTION 11.  Termination                                 37

SECTION 12.  Miscellaneous............................   38


     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, is pleased to confirm the terms and conditions under which CITBC has agreed to provide the Line of Credit, as defined below, and subject to the terms and conditions of this Financing Agreement, dated January 11, 1995, to APPLIED MAGNETICS CORPORATION (herein the "Company"), a Delaware corporation with a principal place of business at 75 Robin Hill Road, Goleta, CA 93117.

SECTION 1.  DEFINITIONS
            -----------

ACCOUNTS shall mean, exclusive of the Notes Receivable, all of the Company's now
- - --------
existing and future: (A) accounts receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (B) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (C) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (D) reserves and credit balances arising hereunder; (E) guarantees or collateral for any of the foregoing; (F) insurance policies or rights relating to any of the foregoing; and (G) cash and non-cash proceeds of any and all the foregoing.

AFFILIATE shall mean as to any corporation, partnership or entity, any
- - ---------
corporation, partnership or entity which is controlled by such corporation, partnership or entity, or is under common control with such corporation, partnership or entity. For purposes of this definition, the term "control" means ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding shares or other ownership interest, representing the right to vote for the election of a majority of the board of directors or other managing authority of such corporation, partnership or entity, provided, however, that such corporation, partnership or entity shall be deemed an Affiliate only so long as such control exists.

ANNIVERSARY DATE shall mean the date occurring one (1) year from the date hereof
- - ----------------
and the same date in every year thereafter.

APPLIED MAGNETICS IRELAND shall mean Applied Magnetics Ireland, Ltd. Inc., a
- - -------------------------
corporation formed under the laws of Panama.

APPLIED MAGNETICS KOREA shall mean Applied Magnetics Korea, Ltd., a corporation
- - -----------------------
formed under the laws of the Republic of Korea.

APPLIED MAGNETICS MALAYSIA shall mean Applied Magnetics Holdings (M) Sdn. Bhd.
- - --------------------------
Malaysia, a corporation formed under the laws of Malaysia.

APPLIED MAGNETICS SINGAPORE shall mean Applied Magnetics Holdings (Asia) Pte.
- - ---------------------------
Ltd., a corporation formed under the laws of Singapore.

AVAILABILITY shall mean, at any time of determination, the amount by which i)
- - ------------
the product determined by multiplying the Eligible Accounts Receivable by the percentage provided for in paragraph 1 of Section 3 of this Financing Agreement exceeds ii) the sum of x) the outstanding aggregate amount of all Obligations of the Company posted to the Company's loan account, y) the Availability Reserve, and z) after the occurrence of an Event of Default and until such Event of Default is waived by CITBC, all payments of the Company to CITBC coming due within sixty (60) days from the date of computation.

AVAILABILITY RESERVE shall mean, at any time of determination, the sum of  i)
- - --------------------
the then outstanding amount of all Letters of Credit; and ii) $2,500,000.00 until the receipt by CITBC of the Foreign Charge Certifications.

BUSINESS DAY shall mean any day on which both CITBC and Chemical Bank are open
- - ------------
for business.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures
- - --------------------
of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the balance sheet of the Company.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed)
- - -------------
which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

CHEMICAL BANK RATE shall mean the rate of interest per annum announced by
- - ------------------
Chemical Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory,
- - ----------
Documents of Title and General Intangibles of the Company.

COLLATERAL MANAGEMENT FEE shall mean the fee which shall be paid to CITBC in
- - -------------------------
accordance with paragraph 9 of Section 8 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONNER shall mean Conner Peripherals, Inc.
- - ------

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the
- - --------------------------
Company and its consolidated subsidiaries eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus
- - ---------------------------
individual balance sheets for the Company and its subsidiaries showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for the Company exclusively.

CURRENT LIABILITIES shall mean, wherever used throughout this Financing
- - -------------------
Agreement, those liabilities of the Company which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

CUSTOMARILY PERMITTED LIENs shall mean
- - ---------------------------

  (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $250,000.00 in the aggregate at any one time;

  (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

  (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, consultants, professional advisors, utility companies, surety bonds and appeal bonds) or in connection with workers' compensation, unemployment insurance and other types of social security or employee benefits or to secure the performance of tenders, bids, supply agreements, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;

  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate;

  (e) liens on cash securing obligations in an aggregate amount not exceeding $5,000,000.00 under (i) contracts and agreements involving automatic payroll deposits for the Company's employees and (ii) foreign exchange contracts; and

  (f) liens or security interests extending, renewing, replacing or refunding any lien or security interest permitted by clauses (a) through (e) inclusive, provided such liens or security interests are on the same or similar collateral only.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any
- - -------
requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the
- - ------------------------
sum of: a) four percent (4%) and b) the Chemical Bank Rate, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in paragraph 2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean those accounts owned by CITBC and designated for
- - -------------------
the deposit of proceeds of Collateral.

DOCUMENTATION FEE shall mean I) the sum of $25,000.00 intended to compensate
- - -----------------
CITBC for the use of CITBC's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and II) CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this

Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future warehouse receipts, bills
- - ------------------
of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this
- - ----------------------
Financing Agreement or the Line of Credit which date is other than the third or any subsequent Anniversary Date.

EARLY TERMINATION FEE shall:  I) mean the fee CITBC is entitled to charge the
- - ---------------------
Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date other than the third or any subsequent Anniversary Date; and
II) be determined by multiplying the Line of Credit by one percent (1%).

EBIT shall mean, in any period, all earnings of the Company before all interest
- - ----
and tax obligations of the Company for said period, determined in accordance with GAAP.

EBITDA shall mean, in any period, all earnings of the Company before all
- - ------
interest and tax obligations, depreciation and amortization of general intangibles of the Company for said period, determined in accordance with GAAP.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this
- - -------------------
Financing Agreement.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's
- - ----------------------------
Accounts that conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its commercially reasonable business judgment and based on reasons that are customary either in the commercial finance industry or in the business practices of CITBC, less, without duplication, the sum of a) the amount, at any time of determination, then reflected on the Company's books and records for product warranty matters and b) reserves for: i) Accounts representing sales to the United States of America or to any agency, department or division thereof; ii) Accounts representing foreign sales other than sales x) secured by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency provided such sales otherwise comply with all of the other criteria for eligibility hereunder, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and do not exceed $2,000,000.00 in the aggregate at any one time; or z) to the Foreign Account Debtors provided such sales otherwise comply with all of the other criteria for eligibility hereunder, iii) accounts that remain unpaid more than ninety (90) days from invoice date; iv) contra Accounts but in no event more than the amounts or Indebtedness owed by the Company to a customer on an Account; v) Accounts representing sales to any subsidiary, or to any Affiliate; vi) bill and hold (deferred shipment) or consignment sales; vii) Accounts representing sales to any customer which is a) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, b) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or c) in the commercially reasonable judgment of CITBC, financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; viii) Accounts representing all sales to any customer if fifty percent (50%) or more of either
x) all outstanding invoices due from such customer or y) the aggregate dollar amount of all outstanding invoices due from such customer, are unpaid more than ninety (90) days from invoice date; ix) Accounts not payable in the United States of America; x) Accounts not payable in United States currency; xi) Accounts not originated by, or payable to, the Company; xii) Accounts due from any customer to the extent such outstanding Accounts due from such customer exceed fifty percent (50%) of all then outstanding Accounts; xiii) any other reasons deemed necessary by CITBC in its commercially reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC and which reasons have been so given to the Company not less than five (5) Business Days prior to such reserve; and xiv) an amount (in dollars) representing the increase, if any, in the percentage relationship that x) the total aggregate dollar amount of all returns, discounts, claims, credits and allowances granted or allowed by the Company for the goods and services sold by the Company during the immediately preceding fiscal quarter in the ordinary course of the Company's business bears to y) the total aggregate dollar amount of all sales generated in the same fiscal quarter exceeds eight percent (8%).

EQUIPMENT shall mean all present and hereafter acquired machinery, equipment,
- - ---------
and furnishings , and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended
- - -----
from time to time and the rules and regulations promulgated thereunder from time to time.

EXCESS AVAILABILITY shall mean the amount by which i) Availability on any date
- - -------------------
of determination exceeds ii) all past due or then due debts and payables of the Company.

FOREIGN ACCOUNT DEBTORS shall mean the foreign subsidiaries of IBM, Maxtor
- - -----------------------
Corporation, Conner, Hewlett Packard Company, Western Digital Corporation, Quantum Corporation and of such other companies domiciled in the United States and approved in writing, from time to time, by CITBC.

FOREIGN CHARGE DOCUMENTS shall mean the documents all reasonably satisfactory to
- - ------------------------
CITBC consisting of: i) where permitted by applicable local law, evidence that the mortgage and pledge to CITBC of sixty-five percent (65%) of the issued and outstanding shares of the Foreign Entities, other than Applied Magnetics Maylasia, have been noted in the books, records and stock ledgers of such Foreign Entity; ii) evidence that all other actions necessary, under the laws of Singapore, Panama and Korea, to perfect the liens of CITBC on the stock of the Foreign Entities that are incorporated in those jurisdictions, have taken place;
iii) evidence that all stamp duties and/or taxes due as a result of the aforesaid pledges, debentures and actions or which would be due if CITBC's foreclosure rights under the aforesaid mortgages, pledges and debentures were exercised are fully paid to the appropriate authorities; iv) the execution and delivery of the pledge agreements and stock powers pledging to CITBC the stock of the Foreign Entities other than Applied Magnetics Maylasia; v) the delivery of the stock certificates so pledged; and vi) delivery to CITBC of the opinions of foreign counsel (as described in paragraph e of Section 2 of this Financing Agreement) required by CITBC in connection with the aforesaid stock pledges which opinions may satisfy, in whole or in part, evidence of the matters referred to in clauses i through iii above.

FOREIGN ENTITY shall mean any one of the Foreign Entities.
- - --------------

FOREIGN ENTITIES shall mean i) Applied Magnetics Ireland; ii) Applied Magnetics
- - ----------------
Korea; iii) Applied Magnetics Malaysia; and iv) Applied Magnetics Singapore.

FREE CASH FLOW shall mean, for any period of determination, EBITDA for such
- - --------------
period less the sum of i) Net Interest Expense and ii) Net Capital Expenditures for such period.

GAAP shall mean generally accepted accounting principles in the United States of
- - ----
America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall have the meaning set forth in the Uniform Commercial
- - -------------------
Code as in effect in the State of California and shall include, without limitation, exclusive of the Notes Receivable and exclusive of the Proprietary Know How, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, copyrights, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, subject, however, i) in the case of patents, trademarks, tradenames and copyrights, to any and all licenses and rights heretofore or hereafter granted by the Company or its Affiliates to third parties, including, but not limited to licenses granted by the Company to HML under the HML Agreement, and ii) in the case of licenses, to any and all licenses, sublicenses and cross licenses granted by or to the Company or its Affiliates pursuant to contracts and agreements, including the HML Agreement, with third parties.

HML shall mean Hitachi Metals, Ltd., a corporation organized under the laws of
- - ---
Japan.

HML AGREEMENT shall mean that certain License and Technology Development
- - -------------
Agreement, dated September 25, 1992, between the Company and HML.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or
- - ------------
otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of goods or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INTEREST EXPENSE shall mean total interest obligations (paid or accrued) of the
- - ----------------
Company, determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company.

INVENTORY shall mean all of the Company's present and hereafter acquired
- - ---------
merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production-from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.
- - ------------

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of
- - -----------------
CITBC by the Issuing Bank for or on behalf of the Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the
- - -------------------------
Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Company
- - -----------------------------
under paragraph 4 of Section 8 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit.

LEVERAGE RATIO shall mean the ratio determined by dividing Total Liabilities by
- - --------------
Net Worth.

LIBOR shall mean, at any time of determination, and subject to availability, the
- - -----
London Interbank Offered Rate paid in London by Chemical Bank on one month, two month, three month or six month dollar deposits and if such rates are not otherwise available, then those rates as published, under "Money Rates", in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor, then in any publication used in the New York City financial community.

LIBOR LOAN shall mean the loans for which the Company has elected to use Libor
- - ----------
for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, three month or six
- - ------------
month dollar deposits, as selected by the Company.

LINE OF CREDIT shall mean the commitment, subject to the terms and conditions of
- - --------------
this Financing Agreement, of CITBC to x) make loans and advances to the Company pursuant to Section 3 of this Financing Agreement, and y) assist the Company in obtaining Letters of Credit pursuant to Section 4 of this Financing Agreement, all in the aggregate amount not to exceed $35,000,000.00.

LINE OF CREDIT FEE shall:  I) mean the fee due CITBC at the end of each month
- - ------------------
for the Line of Credit, and II) be determined by multiplying the difference between the Line of Credit, and the average daily Revolving Loans of the Company for said month by the per annum percentage set forth in paragraph 7 of Section 8 of this Financing Agreement for the number of days in said month.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and
- - -----------------
pursuant to, the provisions of paragraph 8 of Section 8 of this Financing Agreement.

MAYBANK shall mean Malayan Banking Berhad, Bayan Lepas Branch.
- - -------

MAYBANK AGREEMENT shall mean, as of the date hereof, the financing facility
- - -----------------
between Maybank and Applied Magnetics Malaysia.

NET CAPITAL EXPENDITURES shall mean, for any period of determination, Capital
- - ------------------------
Expenditures which are not financed by any third party (other than CITBC), provided that for purposes of this computation, such financing shall be included in the calculation during the fiscal period in which such financing is obtained whether or not the Capital Expenditures to which such third party financing relates was incurred in such period or any prior period. For purposes of this computation, third party financing shall include, but not be limited to, Purchase Money Liens, security interests, sale-leaseback transactions, Capital Leases or the like.

NET INTEREST EXPENSE shall mean, for any period of determination, Interest
- - --------------------
Expense less interest income of the Company for such period.

NET WORTH shall mean assets in excess of liabilities, and determined in
- - ---------
accordance with GAAP, on a consistent basis with the latest audited statements.

NOTES RECEIVABLE shall mean any and all promissory notes, instruments of
- - ----------------
indebtedness, securities (including, but not limited to, common stock, warrants, preferred stock, options or other forms of capital stock or ownership interests in any corporation, partnership or limited liability company) held, as of the date of this Financing Agreement, by the Company and received by it: i) in connection with the sale or transfer by it of any of its present or former Affiliates (other than the Foreign Entities) or all or any part of the business, assets or properties of its present or former Affiliates (other than the Foreign Entities); ii) any loans, advances or extensions of credit, whether secured or unsecured, made, as of the date of this Financing Agreement, by the Company to any of its officers, directors or employees; or iii) any substitution, replacements, renewals, extensions or refinancing of the foregoing.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the
- - -----------
Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC howsoever arising under this Financing Agreement, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise.
Obligations shall also include indebtedness owing to CITBC by the Company under this Financing Agreement or under any other written agreement now or hereafter entered into between the Company and CITBC in connection with this Financing Agreement; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue, at the request of the Company or with the consent of the Company in writing, to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or
- - ----------------
mixed) other than Capital Leases.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses
- - ----------------------
incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in paragraph 3 of Section 10 of this Financing Agreement.

PENDING LITIGATION shall mean i) the consolidated class action litigation
- - ------------------
captioned Applied Magnetics Securities Litigation, Case No. CV 93-6195DT(JRx), U.S. District Court, Central District of California, and ii) the case entitled

Douglas Lynch v. Applied Magnetics Corporation, Santa Barbara Superior Court,
- - ----------------------------------------------
Case No. SB 198852, both of which matters are subject to pending settlement agreements.

PERMITTED ENCUMBRANCES shall mean:  I) liens expressly permitted, or consented
- - ----------------------
to, by CITBC; II) Purchase Money Liens; III) Customarily Permitted Liens; IV) liens granted CITBC by the Company; V) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); VI) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not x) senior to the liens of CITBC or y) for taxes due the United States of America;
VII) liens on the Company's Equipment and Real Estate, all owned as of the date hereof, provided the Indebtedness (including sale-leaseback transactions) incurred subsequent to the date of execution of this Financing Agreement and secured by such liens x) does not exceed $20,000,000.00 in the aggregate at any one time and y) at the time of incurrence of such Indebtedness, is not less than fifty percent (50%) of the then book value of such Equipment and/or Real Estate securing such Indebtedness; VIII) the lien of Union Bank on the cash of the Company to secure the Company's reimbursement obligation under the Union Bank Letter of Credit; IX) liens on the Company's Equipment and/or Real Estate to secure Indebtedness (including sale-leaseback transactions) incurred, or represented by agreements entered into, prior to the date of execution of this Financing Agreement; X) liens on the Company's Equipment and/or Real Estate, in each instance acquired after the date of execution of this Financing Agreement, to secure Indebtedness (including sale-leaseback transactions) incurred subsequent to the date of execution of this Financing Agreement; and XI) liens granted in conjunction with the renewal, extension or refinancing of any Permitted Encumbrance provided such lien is on the same or similar collateral only.

PERMITTED INDEBTEDNESS shall mean:  I) current indebtedness maturing in less
- - ----------------------
than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; II) the indebtedness secured by the Purchase Money Liens; III) indebtedness of the Company which is subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC by means of a subordination agreement in form and substance satisfactory to CITBC; IV) indebtedness arising under the Letters of Credit and this Financing Agreement;
V) deferred taxes and other expenses incurred in the ordinary course of business; VI) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing; VII) Indebtedness (including sale-leaseback transactions) of the Company incurred subsequent to the date of execution of this Financing Agreement and secured solely by the Company's Equipment and/or Real Estate provided x) the aggregate amount of such Indebtedness does not exceed $20,000,000.00 in the aggregate at any one time, y) at the time of incurrence of such Indebtedness, the Indebtedness is for not less then fifty percent (50%) of the then book value of such Equipment and/or Real Estate securing such Indebtedness and z) at the time of occurrence of such Indebtedness 1) there was then no Event of Default or 2) no Event of Default would occur after giving effect to such Indebtedness; VIII) the Indebtedness of the Company under the Union Bank Letter of Credit; IX) Indebtedness (including sale-leaseback transactions) of the Company incurred, or represented by agreements entered into, prior to the date of execution of this Financing Agreement and secured solely by the Company's Equipment and/or Real Estate; X) Indebtedness (including sale-leaseback transactions) of the Company incurred subsequent to the date of execution of this Financing Agreement and secured solely by the Company's Equipment and/or Real Estate acquired after the date of execution of this Financing Agreement; XI) the Indebtedness of the Company to Union Bank under the Union Bank Facility; and XII) any renewals, extensions or refinancing of any of the foregoing provided such is on terms and conditions substantially similar to the Indebtedness being so renewed, extended or refinanced.

PERMITTED INVESTMENTS shall mean (i) commercial paper maturing not more than 270
- - ---------------------
days after the date of issue, and municipal bonds, and in each case rated P-1 by Moody's Investors Services, Inc. or A-1 or MIG-1 by Standard & Poor's Corporation, (ii) certificates of deposit and bankers' acceptances maturing not more than ninety (90) days after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $50,000,000,.00 (iii) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with any major money center banks included in the commercial banking institution described in clause (ii) and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (iv) readily marketable obligations of the Government of the United States of America or any agency thereof; (v) mutual funds regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (iv) above; vi) the Notes Receivable; vii) any promissory notes, instruments of indebtedness or securities received by the Company in full or partial payment of Accounts that the Company reasonably deems to be uncollectible in cash; and viii) to the extent not inconsistent, the investments included under the caption "Permitted Investments" in the Corporate Investment Policy, dated August 20, 1993, of the Company.

PERMITTED MALAYSIAN CAPITAL STOCK ACTIVITY shall mean, i) any transfer,
- - ------------------------------------------
assignment or conveyance of the capital stock of Applied Magnetics Malaysia to a Foreign Entity; ii) any merger, reorganization or consolidation of Applied Magnetics Malaysia with or into any Foreign Entity; iii) any pledge, transfer, mortgage, assignment or conveyance in order to comply with the current rules, laws or regulations of the Government of Malaysia or any agency or instrumentality thereof; iv) any pledge, transfer, mortgage, assignment or conveyance to a third party unrelated in any respect to the Company or any Foreign Entity provided such x) is in connection with a joint venture or similar arrangement between such third party and the Company and/or Applied Magnetics

Malaysia, y) does not have a material adverse affect on Applied Magnetics Malaysia, and z) does not 1) constitute a default or event of default under the Maybank Agreement and/or 2) have a material adverse effect on the Maybank Agreement; and v) the issuance by Applied Magnetics Malaysia of its capital stock to any Foreign Entity in full or partial satisfaction of debts or obligations due such Foreign Entity by Applied Magnetics Malaysia, or to the Company pursuant to paragraph 10(h) of Section 7 of this Financing Agreement.

PROPRIETARY KNOW HOW shall mean all present and future computer software, data,
- - --------------------
documentation, trade secrets, formulas, compositions, practices, know how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals and technical data, all as it relates to the Company's design, development, production, fabrication, processing, testing and assembling of Inventory, provided, however, that Proprietary Know How does not include such of the aforementioned as to which the Company is the owner of record with the U.S. Patent and Trademark Office or with the U.S. Copyright Office as to U.S. registered patents, trademarks and copyrights.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after
- - --------------------
the date of this Financing Agreement provided that I) each such lien shall attach only to the property to be acquired, II) a description of the property so acquired is furnished to CITBC, and III) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $5,000,000 in any fiscal year.

REAL ESTATE shall mean the Company's present and future fee and/or leasehold
- - -----------
interests in real property.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or
- - ---------------
for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

SEAGATE shall mean Seagate Technology, Inc., a Delaware corporation.
- - -------

TAPE HEAD DIVISION shall mean the former division of the Company engaged in
- - ------------------
designing, developing, manufacturing and marketing magnetic recording disks and tape heads for use with or in tape drives only and which division was sold, on or about December 10, 1994, to Seagate.

TOTAL LIABILITIES shall mean total liabilities of the Company determined in
- - -----------------
accordance with GAAP, on a basis consistent with the latest audited statements of the Company.

UNION BANK FACILITY shall mean that certain Revolving Credit Agreement, as
- - -------------------
amended from time to time, dated February 13, 1992, between the Company and Union Bank.

UNION BANK LETTER OF CREDIT shall mean, as of the date of this Financing
- - ---------------------------
Agreement, the letter of credit issued by Union Bank in the face amount of $4,500,000.00 for the account of Comdisco, Inc. with an expiry date of September 30, 1997.

WORKING CAPITAL shall mean current assets in excess of current liabilities,
- - ---------------
determined in accordance with GAAP on a basis consistent with the latest audited statements.

SECTION 2.  CONDITIONS PRECEDENT
            --------------------

  The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

  A)  LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform
      -------------
Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.

  B)  CASUALTY INSURANCE - The Company shall have delivered to CITBC evidence
      ------------------
satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, paragraph 5 of this Financing Agreement.

  C)  UCC FILINGS - Any documents (including without limitation, financing
      -----------
statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest, subject to the Permitted Encumbrances, in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

  D)  EXAMINATION & VERIFICATION - CITBC shall have completed to the
      --------------------------
satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Company.

  E)  OPINIONS - Counsel for the Company shall have delivered to CITBC, opinions
      --------
satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code of California,
ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC, this Financing Agreement and all other agreements and documents executed by the Company in connection with this Financing Agreement are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or its assets are bound. Further, CITBC shall have received opinions, in form and substance satisfactory to CITBC, of counsel opining on all specific laws of the countries of incorporation of the Foreign Entities, other than Applied Magnetics Malaysia, as to: a) liens on the stock of such Foreign Entity so pledged to CITBC; and b) such other matters as CITBC may deem appropriate, including, but not limited to, the absence of any charges or taxes that may be imposed or assessed on CITBC by a country other than the United States as a result of this transaction or the transfer to someone other than the Company of the stock so pledged.

 F)  INTENTIONALLY OMITTED

 G)  ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to
   ----------------------
CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.

 H)  OPENING EXCESS AVAILABILITY - On the date of execution of this Financing
     ---------------------------
Agreement, the sum of the Company's i) Excess Availability and ii) Permitted Investments that are not subject to any security interest or lien, must be not less than $5,000,000.00.

 I)  CITBC COMMITMENT LETTER - The Company has fully complied, to the
     -----------------------
satisfaction of CITBC, with all of the terms and conditions of the commitment letter, dated November 14, 1994, issued by CITBC to, and accepted by, the Company.

  J)  ENVIRONMENTAL REPORT - CITBC shall have received phase 1 environmental
      --------------------
reports on i) all of the Company's fee interests in California, exclusive of the fee property in Santa Maria, California, and ii) the Company's waste disposal practices. The reports must x) be satisfactory to CITBC and y) not disclose or indicate any material liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

  K)  BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of
      ----------------
the Board of Directors of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

  L)  CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the
      ----------------------
Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company.

  M)  OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's
      ---------------------
Certificate of the Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default has occurred.

  N)  ABSENCE OF DEFAULT - No Default, Event of Default or material adverse
      ------------------
change in the financial condition, business, prospects, profits, operations or assets of the Company or any of the Foreign Entities, other than Applied Magnetics Singapore, shall have occurred.

  O)  LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing
      ---------------------------
Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or any Foreign Entity, or their assets, by any agency, division or department of any county, city, state, federal or foreign government arising out this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) except for the Pending Litigation, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or any Foreign Entity, other than Applied Magnetics Singapore, or their assets, which, in each case, in the reasonable opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and/or Foreign Entity, other than Applied Magnetics Singapore.

  P)  DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all
      --------------------------
information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

  Q)  MAYBANK AGREEMENT - The Company and Applied Magnetics Malaysia shall have
      -----------------
delivered to CITBC i) a then current copy of the Maybank Agreement and ii) their certification that as of the date of execution of this Financing Agreement the Company and Applied Magnetics Malaysia are x) not aware of any default or event of default under the Maybank Agreement and y) not in receipt of any notices (verbal or written) from Maybank of any defaults or events of default under the Maybank Agreement.

  R)  FOREIGN CHARGE DOCUMENTS - CITBC shall have received as to the Foreign
      ------------------------
Entities, other than Applied Magnetics Malaysia, the Foreign Charge Documents.

  S)  LICENSE OF PROPRIETARY KNOW HOW - The Company shall prepare, execute and
      -------------------------------
deliver to CITBC a then effective License of Proprietary Know How, sufficient in form and substance reasonably satisfactory to CITBC, to permit CITBC, upon the occurrence of an Event of Default, to use the Proprietary Know How for purposes of collecting the Accounts and disposing of Inventory.

Upon the execution of this Financing Agreement, the initial disbursement, if any, of loans hereunder and payment of the Loan Facility Fee, Collateral Management Fee and Documentation Fee, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein. Notwithstanding anything in this Financing Agreement to the contrary, it is understood and agreed that a condition required herein has not
been met.   The Company, as of the date of execution of this Financing
Agreement, is unable to deliver to CITBC the Foreign Charge Documents. To induce CITBC to defer compliance with the requirements of paragraph r of this
Section 2, the Company has agreed to deliver the Foreign Charge Documents by March 15, 1995 or pay the fees required in paragraph 11 of Section 8 of the Financing Agreement. The failure of the Company to deliver such Foreign Charge Documents shall not constitute an Event of Default.

SECTION 3.  REVOLVING LOANS
            ---------------

  1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to eighty percent (80%) of the outstanding Eligible Accounts Receivable of the Company. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

  2. In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Company shall provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts as CITBC may reasonably require and CITBC will hold such information subject to the terms of paragraph 5 of Section 12 of this Financing Agreement. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

  3. The Company hereby represents and warrants that: each Account is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold and the Accounts created are the exclusive property of the Company and are not and shall not be subject to any lien, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; such sale by the Company is an outright sale of Inventory and is not a consignment arrangement; the invoices evidencing such Accounts are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes, returns and other matters arising in the ordinary course of business of which the Company has advised CITBC pursuant to paragraph 5 of this Section 3. The Company confirms to CITBC that any and all taxes or fees relating to its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states and foreign countries where the failure to so qualify would have a material adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in such states or foreign countries. The Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of the Company will reflect CITBC's interest in the Accounts. All of the books and records of the Company will be available to CITBC upon reasonable prior notice at normal business hours, including any records handled or maintained for the Company by any other company or entity.

  4. Until CITBC has advised the Company to the contrary after the occurrence of an Event of Default, the Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense. Such privilege shall terminate at the election of CITBC, upon the occurrence of any Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company for CITBC, separate from the Company's own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the Depository Accounts. All amounts received by CITBC in payment of Accounts will be credited to the Company's accounts upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm unless such funds are received at CITBC's bank account in New York, New York no later than 4:00 p.m., New York time, on any Business Day on which CITBC has received notice from the Company, no later than 1:00 p.m., New York time, on the same Business Day, specifying the amount being paid by the Company. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected. Notwithstanding anything contained in this Financing Agreement to the contrary, if x) the Company is not then in Default,
y) the Company has Availability and z) the sum of the then outstanding Letters of Credit and the then outstanding loan balance is not more than $5,000,000.00, then CITBC will, at the Company's request, advise the banks holding the Depository Accounts to remit all proceeds of Collateral to the Company. CITBC may immediately rescind these instructions unilaterally a) upon the occurrence of a Default, or b) when the sum of outstanding Letters of Credit and the then outstanding loan balance is greater than $5,000,000.00; or c) the Company has no Availability.

  5. The Company agrees to notify CITBC i) promptly of any matters known to the Company materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections, warranty claims and all reclaimed or repossessed Inventory and ii) periodically, and as often as requested by CITBC, of all other customer disputes, offsets, defenses, counterclaims, returns, rejections, warranty claims and all reclaimed or repossessed Inventory. The Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company, in writing, that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval.

  6. CITBC shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

  7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

 SECTION 4.  INTENTIONALLY OMITTED
             ---------------------


 SECTION 5.  LETTERS OF CREDIT
             -----------------

     In order to assist the Company in establishing or opening: a) documentary Letters of Credit with an Issuing Bank to cover the purchase and importation of Inventory and/or Equipment from an entity unrelated to the Company or b) stand-by Letters of Credit for other business purposes of the Company but not for the purchase of Inventory nor to secure the payment of the Company's obligations to its suppliers, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

  1. The amount, purpose and extent of the Letters of Credit and changes or modifications thereof by the Company and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of CITBC in the exercise of its reasonable discretion provided however, that: a) in no event may the aggregate amount of all such outstanding Letters of Credit exceed, in the aggregate, at any one time $10,000,000.00, and b) the Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to the Company, CITBC and the Issuing Bank.

  2. CITBC shall have the right, without notice to the Company, to charge the Company's account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty upon payment by CITBC under the Letters of Credit Guaranty. After the occurrence of an Event of Default and the election by CITBC to exercise its remedies under paragraph 2 of Section 10 of this Financing Agreement, and there is then any undrawn Letter of Credit, CITBC may, after payment in full of all Obligations posted to the Company's loan account, at its election, secure repayment of such Letter of Credit, in such amounts deemed reasonably necessary by CITBC, with Collateral and/or the cash proceeds of Collateral until such time as all amounts due in connection with any drafts under the Letter of Credit have been fully repaid to CITBC. Any amount charged to Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, paragraph 1 of this Financing Agreement.

  3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company's account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's account.

  4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company.

  5. The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not, absent CITBC's gross negligence or willful misconduct, put CITBC in any resulting liability to the Company. In furtherance thereof, but subject to the provisions of paragraph 6 below, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

  6. Without CITBC's express consent and endorsement in writing, the Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

  7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with in all material respects; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, the Company warrants and represents that to the best of its knowledge, all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge (or cause to be paid and discharged), all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

  8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL
            ----------

  1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

 (A) present and hereafter acquired Inventory;

 (B) present and hereafter acquired Equipment;

 (C) present and future Accounts;

 (D) present and future Documents of Title; and

 (E) present and future General Intangibles,

provided, however, that nothing contained herein shall be deemed to create a security interest in, or lien on, for the benefit of CITBC in the Company's i) present and future Real Estate and Proprietary Know How; and ii) Notes Receivable owned by the Company as of the date of this Financing Agreement. Further, it is understood and agreed that general lien and security interests granted herein shall not contravene any intellectual property, marketing or licensing rights granted to HML in the HML Agreement and CITBC expressly agrees that it will not knowingly take any action which will materially interfere with those rights of HML.

 2.  The security interests granted hereunder shall extend and attach to:

  (A) All Collateral which is presently in existence and which is owned by the Company, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or conditional vendee;

  (B) All Equipment including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

  (C) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

  3. The Company agrees to safeguard, protect and hold all Inventory and make no disposition thereof except in the regular course of the business of the Company as herein provided. Inventory may only be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers or on new terms but in no event longer than ninety (90) days from date of sale, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC by deposit to the Depository Accounts. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory (exclusive of the Company's rights as an unpaid seller under the Uniform Commercial Code) is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have, upon the occurrence of an Event of Default and the election by CITBC to exercise its remedies under paragraph 2 of section 10 of this Financing Agreement, all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

  4. The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary and consistent with the Company's business practices. Except as otherwise permitted in this Financing Agreement, the Company also agrees to make no disposition of the Equipment, unless the Company first obtains the prior written approval of CITBC. Except as otherwise permitted in this Financing Agreement, any sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Company's other property (other than the Collateral), but shall be segregated, held by the Company for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have, upon the occurrence of an Event of Default and the election by CITBC to exercise its remedies under paragraph 2 of Section 10 of this Financing Agreement, all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed $7,500,000.00 in the aggregate in any fiscal year and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a book value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

  5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC or the Company to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC or the Company, as applicable. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

  6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

  7. Any balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC, may, after the occurrence of an Event of Default which is not waived, be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. It is agreed that CITBC's security interests therein, and liens on, arise at the date of execution of this Financing Agreement by the Company, but CITBC's rights to retain possession and/or apply the same does not arise until after the occurrence of an Event of Default which is not waived. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Company when due.

  8. The Company shall give to CITBC, from time to time such pledge or security agreements with respect to sixty-five percent (65%) capital stock of the Foreign Entities other than Applied Magnetics Maylasia as CITBC shall require to obtain valid first liens thereon.



                               END OF SECTION 6
                              SECTION 7 CONTINUES
                                 ON NEXT PAGE

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS
            -----------------------------------------

  1. The Company hereby warrants and represents that: i) the fair value, as determined on the basis of, among other things, certain appraisals obtained by the Company in conjunction with this or other contemplated financing arrangements, of the Company's assets exceeds the book value of the Company's liabilities; ii) the Company is generally able to pay its material debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the only owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims known to the Company or liens in favor of others; that the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not knowingly grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of CITBC except as otherwise permitted in paragraph 4 of Section 6 and paragraph 19 of this Section 7 of this Financing Agreement.

  2. The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require.
The Company agrees that CITBC or its agents may enter upon the Company's premises at any time, upon prior advance notice, during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change, known to the Company, relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

  3. The Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

  4. The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first liens in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's agents and employees; keeping Inventory records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

  5.(A) The Company agrees to maintain insurance on the i) Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC and ii) Real Estate covering fire, flood, earthquake and such other insurable risks and in such amounts as the Company deems reasonable and prudent. All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies relating to Inventory and Equipment, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

  (B) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to such Collateral, if any, that is lost or damaged by such fire or other casualty, shall reduce the Company's Revolving Loan, provided, however, that CITBC will promptly endorse and return to the Company casualty insurance checks pertaining to Equipment if i) the Equipment is unencumbered other than by the lien of CITBC, and ii) there is then no unwaived Event of Default.

  6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

  7. The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than as a result of actions of CITBC) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property, or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and CITBC shall promptly give the Company notice of any such claim or expense; and (c) shall not be deemed to have breached any provision of this paragraph 7 if (i) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within a reasonable time frame based upon the circumstances and amount of work required.

  8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC, within ninety (90) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet and an unaudited Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries of each for such year, audited by Arthur Andersen LLP or such other independent public accountants as are selected by the Company and satisfactory to CITBC; within sixty (60) days after the end of each fiscal quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and unaudited statements of profit and loss, cash flow and surplus of the Company and all subsidiaries of each, certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such period and unaudited statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Company and/or the Foreign Entities as CITBC may reasonably request, including without limitation annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, any Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies; and (iii) the financial covenant compliance statement attached, by the Company, to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

  9. The Company, and the Foreign Entities, shall maintain at all times, on a consolidated basis, during the fiscal quarters below, a Net Worth of not less than:

 FISCAL QUARTER ENDING                NET WORTH
 ---------------------                ---------

December 31, 1994                    $82,500,000.00
March 31, 1995                       $75,000,000.00
June 30, 1995                        $73,000,000.00
September 30, 1995 and for each
fiscal quarter thereafter            $71,500,000.00

  10. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

  A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for x) the Permitted Encumbrances or y) the Permitted Malaysian Capital Stock Activity;

  B.     Incur or create any Indebtedness other than the Permitted Indebtedness;

  C. Borrow any money on the security of the Company's Collateral, other than the Permitted Indebtedness, from sources other than CITBC;

  D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, provided, however, that the Company may at any time hereafter transfer to HML the Company's rights to market and sell certain licensed Products and Components (as defined in the HML Agreement) to Matsushita-Kotobuki Electronics Industries, Ltd.; ii) the stock of any Foreign Entity except for the Permitted Malaysian Capital Stock Activity; or iii) either all or substantially all of the Company's assets, which do not constitute Collateral;

   E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company;

  F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, provided, however, that the Company may assume, guarantee, endorse or otherwise become liable upon the obligations of the Foreign Entities provided the sum of such amounts does not exceed $70,000.000.00 in the aggregate at any one time;

  G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends, in kind only, on its capital stock;

  H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, provided, however, that the Company may i) make Permitted Investments; ii) make or extend loans and advances to its employees for employee relocations, travel expenses and similar items in the ordinary course of business, provided that in no event shall the aggregate amount of such loans and advances made on and after the date of this Financing Agreement exceed $2,500,000.00 in the aggregate at any one time; iii) make advances and/or deposits as contemplated in the definition of Customarily Permitted Liens; and (iv) notwithstanding anything in this Financing Agreement to the contrary, the Company may, at any time, accept from Applied Magnetics Malaysia capital stock of Applied Magnetics Malaysia in satisfaction of Accounts or other obligations due the Company by Applied Magnetics Malaysia (the "Conversion") provided:

         a) the aggregate amount of all such Accounts and other obligations so capitalized, after the date of this Financing Agreement, does not exceed $25,000,000.00 in the aggregate at any one time;

         b) at the time of such Conversion the Company is not then in Default under this Financing Agreement and, after giving effect to such Conversion, the Company will not be in Default under this Financing Agreement;

         c) immediately prior to, and immediately after giving effect to, such Conversion the sum of the Company's i) Excess Availability and ii) Permitted Investments and cash that are, in each instance, not subject to any security interest or lien, must be not less than $5,000,000.00; and

         d) such Conversion is due to increased capital requirements imposed by the central banking authority on Maybank with respect to transactions between Maybank and its customers and such Conversion is necessary to either i) avoid Maybank from x) declaring a default or event of default under the Maybank Agreement or y) otherwise terminating the Maybank Agreement or z) demanding a reduction in the then outstanding loan balance due under the Maybank Agreement or ii) permit Applied Magnetics Malaysia to increase its borrowings under the Maybank Agreement.

  I. Permit, or consent to i) the merger, consolidation, alteration or modification of the corporate name, principal place of business, structure or existence of any Foreign Entity other than the Permitted Malaysian Capital Stock Activity or ii) any Foreign Entity to enter into or engage in any operation or activity materially different from that presently being conducted by such Foreign Entity; or

  J. Permit the gross amount of all payables and other obligations (which are reflected on the Consolidating Balance Sheet) due by the Company to one or more of the Foreign Entities minus the gross amount of all payables and other obligations (which are reflected on the Consolidating Balance Sheet) due the Company from one or more of the Foreign Entities to be less than $82,000,000.00 in the aggregate at any time outstanding, or such lesser amount as may result after deducting from $82,000,000.00, the sum of i) the aggregate sales price of all Equipment sold by the Company to one or more of the Foreign Entities ii) the amounts, if any, received by the Company in the form of dividends from Applied Magnetics Singapore, and iii) the amount of loans, advances and Accounts owed directly or indirectly to the Company from Applied Magnetics Malaysia and are converted into the capital stock of Applied Magnetics Malaysia


    11. Without the prior written consent of CITBC, the Company and the Foreign Entities will not, on a consolidated basis: a) enter into any Operating Lease if after giving effect thereto the aggregate payments with respect to Operating Leases during any fiscal year would exceed $20,000,000.00 or b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

 a) $62,000,000.00 for the fiscal year ending September 30, 1995;

 b) $70,000,000.00 for the fiscal year ending September 30, 1996;

 c) $75,000,000.00 for the fiscal year ending September 30, 1997;

 d) $75,000,000.00 for the fiscal year ending September 30, 1998, and for each fiscal year thereafter.

 12.  Intentionally Omitted.

 13.  Intentionally Omitted

 14. The Company, and the Foreign Entities shall have on a consolidated basis, at the end of each fiscal period below, a cumulative EBIT of at least:

 FISCAL PERIOD                                                EBIT
 -------------                                            -----------

For the fiscal quarter ending December 31, 1994         ($12,500,000.00)

For the fiscal period commencing October 1, 1994
 and ending March 31, 1995                              ($20,000,000.00)

For the fiscal period commencing October 1, 1994
 and ending June 30, 1995                               ($19,750,000.00)

For the fiscal year ending September 30, 1995           ($19,250,000.00)

On December 31, 1995 for the four fiscal quarters
 then ended                                              ($6,250,000.00)

On March 31, 1996 for the four fiscal quarters
 then ended                                               $1,750,000.00

On June 30, 1996 and at the end of each fiscal
 quarter thereafter for the four fiscal quarters
 then ended                                               $2,000,000.00

  15. The Company and the Foreign Entities shall have, on a consolidated basis, at the end of each fiscal quarter below, a Leverage Ratio of not more than:


FISCAL QUARTER ENDING                    RATIO
- - ---------------------                    -----

 December 31, 1994                      1.5 to 1

 March 31, 1995                         1.9 to 1

 June 30, 1995                          2.1 to 1

 September 30, 1995 and at the end
of each fiscal quarter thereafter       2.2 to 1

  16. The Company and the Foreign Entities shall have, on a consolidated basis, at the end of each fiscal period below, a cumulative Free Cash Flow of at least:

 FISCAL PERIOD                                          FREE CASH FLOW
 -------------                                          --------------

A) For the fiscal quarter ending
      December 31, 1994                                 ($10,000,000.00)

B) For the fiscal period commencing October 1, 1994
      and ending March 31, 1995                         ($19,000,000.00)

C) For the fiscal period commencing October 1, 1994
      and ending June 30, 1995                          ($21,000,000.00)

D) For the fiscal year ending
      September 30, 1995                                ($21,000,000.00)

E) On December 31, 1995 for the five fiscal quarters
      then ended                                        ($21,000,000.00)

F) On March 31, 1996 for the six fiscal quarters then
      ended                                             ($21,000,000.00)

G) At the end of each fiscal quarter thereafter for
      the four fiscal quarters then ended                         $0.00

provided, however, for the fiscal periods described in A), B), C) and D) above net proceeds of i) asset sales other than sales of Accounts and Inventory and
ii) new outside financing (exclusive of Net Capital Expenditures) shall be included in the definition of Free Cash Flow.

 17.  Intentionally Omitted

  18. The Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $250,000.00 for x) environmental clean-up,
y) environmental compliance or z) environmental testing, other than such costs and expenses customarily incurred by the Company in the ordinary course of its business; b) the impact of said expenses on the Company's Working Capital; and
c) any notices the Company or any Foreign Entity receives from any local, state, federal or foreign authority advising of any environmental liability (real or potential) stemming from the Company's or any Foreign Entity's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company or any Foreign Entity and to provide CITBC with copies of all such notices if so required.

  19. Without the prior written consent of CITBC, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or Affiliate of the Company, provided, however, that the Company may, subsequent to the date of execution of this Financing Agreement a) lend or lease Equipment to a Foreign Entity and such Equipment may be removed to the locale of such Foreign Entity provided, however, that at any time of determination, the then book value of all such Equipment so on lease or loan to the Foreign Entities may not exceed $3,000,000.00 in the aggregate at any one time; b) contribute Equipment to the capital of any one or more of the Foreign Entities between the date of this Financing Agreement and September 30, 1997 provided, however, that the book value, at the time of such contribution to capital, of the Equipment so capitalized does not exceed: x) $12,000,000.00 in the fiscal year ending September 30, 1995; y) on a cumulative basis $27,000,000.00 for the two (2) consecutive fiscal years ending September 30, 1996; and z) on a cumulative basis $42,000,000.00 for the three (3) consecutive fiscal years ending September 30, 1997; c) share or license to or from a Foreign Entity any patent, license, Proprietary Know How or trademark; d) sell or transfer, for cash, raw material Inventory, partially finished Inventory or work in process to any Foreign Entity provided such sale or transfer is on terms and in a manner which are consistent with the Company's practices in existence on the date of execution of this Financing Agreement; and e) receive from, or purchase from, any Foreign Entity finished goods Inventory, raw material Inventory, partially finished Inventory or work in process provided such sale or transfer is on terms and in a manner which are consistent with the Company's practices in existence on the date of execution of this Financing Agreement.

  20. To the extent any Account of the Company is payable in currency other than the currency of the United States of America then a) the Company shall bear full responsibility for any currency fluctuations; and b) the Obligations shall be reduced by an amount equal to the United States dollar equivalent of such foreign currency at the time, and only at the time, such foreign currency is in fact converted to the currency of the United States.

SECTION 8.  INTEREST, FEES AND EXPENSES
            ---------------------------

  1. Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to the sum of one and three-quarters percent (1.75%) or, subject to paragraph 2 of this Section 8, one and one-quarter percent (1 1/4%) if the Company's EBIT for the previous fiscal quarter was greater than zero, and the Chemical Bank Rate, on a per annum basis, on the average of the net balances (other than Libor Loans) owing by the Company to CITBC in the Company's account at the close of each day during such month or, at the Company's option, the sum of three and one-quarter percent (3 1/4%) or, subject to paragraph 2 of this Section 8, two and three-quarters percent (2.75%) if the Company's EBIT for the previous fiscal quarter was greater than zero, and the Libor on any then outstanding Revolving Loans which are Libor Loans, on a per annum basis, on the average of the net balances owing by the Company to CITBC in the Company's account at the close of each day during such month. The Company may elect to use Libor as to any new or then outstanding Revolving Loans provided x) there is then no Default or unwaived Event of Default and y) the Company has advised CITBC of its election to use Libor and the Libor Period selected no later than four (4) Business Days prior to the proposed borrowing or, in the case of a Libor election with respect to a then outstanding Revolving Loan, four (4) Business Days prior to the conversion of any then outstanding Revolving Loans to Libor Loans and z) the election and Libor shall be effective, provided, there is then no Default or unwaived Event of Default, on the fifth Business Day following said notice. The Libor elections must be for $1,000,000.00 or whole multiples thereof. If no such election is timely made or can be made, then CITBC shall use the Chemical Bank Rate to compute interest.
In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one and three-quarters percent (1.75%), or, if appropriate, one and one-quarter percent (1 1/4%), above the Chemical Bank Rate. The rates hereunder shall be calculated based on a 365-day year. CITBC shall be entitled to charge the Company's account at the rate provided for herein when due until all Obligations have been paid in full.

  2. If the Company had, for the previous fiscal quarter, EBIT in excess of zero, then the Company shall be entitled for the next succeeding fiscal quarter (but subject to the provisions of paragraph 2 of Section 10 of this Financing Agreement) to the lower spread over the Chemical Bank Rate and Libor provided each of the following conditions are met: a) the Company shall have delivered to CITBC a copy of the Company's filed (with the Securities and Exchange Commission) i) 10Q Statement for the fiscal quarter then ended in which EBIT was greater than zero or ii) 10K Statement (if the fiscal year it then over) evidencing that EBIT for the last fiscal quarter of the fiscal year was greater than zero; b) there is no Default or Event of Default then in existence on both
i) the date of filing of the aforesaid Statement with the Securities and Exchange Commission and ii) the date of effectiveness of such lower spreads; c) the lower spread over x) the Chemical Bank Rate shall be effective on the first day of the month following CITBC's receipt of the aforesaid Statement; y) Libor as to all Revolving Loans which are not Libor Loans shall be effective on the first day of the month following CITBC's receipt of the aforesaid Statement; and
z) Libor as to all then Libor Loans shall be effective on the day after the expiration of a Libor Period; and d) the lower spread over the Chemical Bank Rate and Libor shall be prospective only and shall not be retroactive.

  3. The Company shall pay to CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expense incurred by CITBC as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the calculations thereof in reasonable detail, shall be conclusive, in the absence of manifest error.

  4. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to: a) two percent (2%) per annum, payable monthly, on the average daily face amount of each documentary Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit and b) one and one-half percent (1 1/2%) per annum, payable monthly, on the average daily face amount of each standby Letter of Credit.

  5. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

  6. The Company shall reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee charged by CITBC.

  7. Upon the last Business Day of each month, the Company shall pay CITBC the Line of Credit Fee which shall be amount determined by multiplying x) one-half of one percent (1/2%) per annum on the difference between the Line of Credit and the average daily Revolving Loan for such month, or y) one-quarter of one percent (1/4%) per annum for each month for which the lower spread over the Chemical Bank Rate and Libor is in effect on the difference between the Line of Credit and the average daily Revolving Loan for such month.

  8. To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loan, the Company shall pay to CITBC a Loan Facility Fee in the amount of $500,000.00 payable upon execution of this Financing Agreement. The commitment fee given CITBC by the Company under the commitment letter will be refunded by means of a credit to the Company's account.

  9. Upon a) the date of execution of this Financing Agreement, the Company shall pay to CITBC a Collateral Management Fee in the amount of $100,000.00 and
b) each Anniversary Date, the Company shall pay to CITBC a Collateral Management Fee in the amount of $100,000.00, provided, however, such Collateral Management Fee shall be $50,000.00 if the Company's EBIT for the previous fiscal year was greater than zero.

  10. The Company shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable unless and until the occurrence of an Event of Default and until such Event of Default is waived.

  11. If the Foreign Charge Documents, and the opinions of foreign counsel required by CITBC in connection with the capital stock of the Foreign Entities so pledged to CITBC, have not been received, in form and substance reasonably satisfactory to CITBC, on or before March 15, 1995, then CITBC shall be entitled, on March 16, 1995 and on the first Business Day following the 15th day of each month thereafter and until such time as all of the Foreign Charge Documents and the opinions of local counsel in connection therewith have been delivered, to charge the Company, and the Company agrees to immediately pay, a non-refundable fee of $50,000.

  12. The Company hereby authorizes CITBC to charge the Company's accounts with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which

CITBC may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 9.  POWERS
            ------

  The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

  (A) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

  (B) To receive and open all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate solely for purposes of obtaining proceeds of Collateral or filling the Company's purchase orders;

  (C) To request from customers indebted on Accounts at any time, in the name of the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

  (D) To request from customers indebted on Accounts at any time, in the name of CITBC, information concerning the amounts owing on the Accounts;

  (E) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

  (F) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

  Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ------------------------------

  1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

  A) cessation of the business of i) the Company or ii) any Foreign Entity, other Applied Magnetics Singapore, or the calling of a meeting of the creditors of i) the Company or ii) any Foreign Entity, other Applied Magnetics Singapore, for purposes of compromising the debts and obligations of i) the Company or ii) any Foreign Entity, other Applied Magnetics Singapore;

 B) the failure of the Company to generally meet a material portion of its debts as they mature;

 C) the commencement by i) the Company or ii) any Foreign Entity, other than Applied Magnetics Singapore, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any, foreign, federal or state law;

 D) the commencement against i) the Company or ii) any Foreign Entity, other than Applied Magnetics Singapore, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any foreign, federal or state law, provided, however, that such Default shall not constitute an Event of Default if such is dismissed or vacated within sixty (60) days from the date of such filing or commencement;

 E) breach in any material respect, by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph f below) or in any other written agreement pertaining or relating to this Financing Agreement between the Company and CITBC, provided that such Default by the Company of any of the warranties, representations or covenants referred in this clause e shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CITBC's satisfaction for a period of thirty (30) days from the date of such Default;

  F)  breach by the Company of any warranty, representation or covenant of
      Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, and 9 through 16;

  G) failure of the Company to pay any of the Obligations posted to the Company's loan account within ten (10) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's loan account on the due date thereof;

  H) Applied Magnetics Malaysia sells or transfers any portion of its finished goods inventory to other than the Company, provided, however, that Applied Magnetics Malaysia may sell finished goods inventory to an entity other than the Company provided the aggregate amunt of all such sales in any fiscal year does not exceed $1,000,000.00;

  I) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA,
      iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph i such event or condition x) remains uncured for a period of sixty (60) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

 J)   the occurrence of a default or event of default under the Union Bank
      Facility;

 K) the Company's receipt of a notice of default or event of default under the Maybank Agreement;

 L) the termination, repayment or refinancing of the Maybank Agreement other than with proceeds obtained from i) any replacement facility on terms substantially similar to the Maybank Agreement; ii) the sale of any assets of a) any Foreign Entity or b) the Company provided such assets of the Company, do not constitute x) Collateral or y) the stock of any Foreign Entity, other than Applied Magnetics Malaysia, owned, as of the date of this Financing Agreement, by the Company and further provided that an Event of Default will not occur after giving effect to such sale; iii) the issuance of any capital stock of the Company or any Foreign Entity; iv) any joint venture or similar arrangement or agreement between any third party and the Company and/or Applied Magnetics Malaysia provided such joint venture arrangement or agreement is reasonably satisfactory to

      CITBC and provided further that an Event of Default will not occur after giving effect to such arrangement, joint venture or agreement; or v) any combination of the foregoing;

  M) the obligations of Applied Magnetics Malaysia outstanding at any one time in the aggregate under the Maybank Agreement are less then the lesser of:
      i) $40,000,000.00 or ii) the amount available to be drawn under the Maybank Agreement;

  N) without the prior written consent of CITBC, the Maybank Agreement is amended or modified, provided, however, that the consent of CITBC shall not be required if the amendment or modification i) provides for the granting to Maybank by Applied Magnetics Malaysia of additional liens, pledges, charges or security interests in the assets of Applied Magnetics Malaysia or ii) provides for the payment by Applied Magnetics Malaysia of a higher rate of interest to Maybank then is provided for, as of the date of this Financing Agreement, in the Maybank Agreement provided the rate of interest, as agreed to, is not greater than five percent (5%) over the rate of interest in effect on the date of execution of this Financing Agreement; or iii) is necessary to implement the repayment or refinancing of the Maybank Agreement permitted in sub-paragraph l above; or

  O) Applied Magnetics Singapore has, at any time, assets other than i) equipment and/or inventory having a then book value of not more than $2,000,000.00 and ii) real estate.

  2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in paragraph 1 of Section 3 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make revolving loans and/or open Letters of Credit shall cease unless such Default is cured to CITBC's satisfaction or Event of Default is waived, and at the option of CITBC upon the occurrence of an Event of
Default: I) all Obligations shall become immediately due and payable; II) CITBC may charge the Company, from the date of such Event of Default, the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraph one of Section 8 of this Financing Agreement provided a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the event listed in paragraph 1(c) or 1(d) of this Section 10 and b) the Company has failed to cure the Event of Default within ten (10) days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) or 1 (d) of this Section 10; and
III) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the event listed in paragraph 1(c) or 1 (d) of this Section
10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

  3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (A) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment without judicial process, and to enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Notwithstanding anything herein contained to the contrary, the Proprietary Know How may only be used by CITBC to facilitate the sale or other disposition of Inventory. When such sale or other disposition of Inventory is fully completed then CITBC's license of the Proprietary Know How shall irrevocably be terminated.

SECTION 11. TERMINATION
            -----------

  Except as otherwise permitted herein, CITBC may terminate this Financing Agreement and the Line of Credit only as of the third or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) or 1(d) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit at any time upon sixty (60) days' prior written notice to CITBC, provided, however, that if such date of termination is other than the third or any subsequent Anniversary Date, that the Company pay to CITBC, immediately on demand, an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.


SECTION 12.  MISCELLANEOUS
             -------------

  1. The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC or the Company of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

  2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

  3. In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

  4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

  5. Nothing in this Financing Agreement shall permit CITBC to take possession of, use or distribute, information and/or material unrelated to the Collateral, the Company or the Foreign Entities. Further to the extent CITBC, in the course of exercising its remedies pursuant to paragraph 3 of Section 10 of this Financing Agreement, comes into possession of any confidential proprietary information given the Company by its customers, CITBC will maintain the confidentiality of such information and will not use, distribute or publish such confidential proprietary information to the extent such confidential proprietary information is not essential to the collection of outstanding Accounts due from such customers.

  6. The Company authorizes CITBC to disclose to any participant or purchasing lender (each a "Transferee"), provided such Transferee has executed a confidentiality agreement acceptable to CITBC, any and all financial

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

information in CITBC's possession concerning the Company and its Affiliates solely for use by the Transferee in connection with such credit evaluation of the Company and its Affiliates prior to entering into a participation agreement or purchasing a portion of this Financing Agreement. Although consent of the Company to such Transferee is not required, CITBC will use its reasonable efforts to advise the Company of the name of any prospective Transferee so that the Company may discuss with CITBC its thoughts about such prospective Transferee. It is understood and agreed that the failure of CITBC to give such prior advise to the Company shall not give the Company any rights or causes of action against CITBC. If CITBC transfers to a Transferee that was not acceptable to the Company, more than fifty percent (50%) of its interest in this Financing Agreement, then the Company shall have the right, within ninety (90) days after the date of such transfer, to terminate this Financing Agreement and to repay the Obligations, in full, without payment of the Early Termination Fee. The Company has made and will, from time to time, make available to CITBC certain financial and other business information (the "Confidential Information") relating to its business. CITBC agrees to maintain the confidentiality of all Confidential Information, and to disclose such information only (a) to officers, directors or employees or to legal or financial advisors, in each case to the extent necessary to carry out this Financing Agreement and the other loan documents; b) to The CIT Group Holdings, Inc., The CIT Group, Inc., Chemical Bank Corporation or Dai-Ichi Kangyo Bank, or such other Transferee's parent companies; (c) to any other recipient to the extent the disclosure of such information to such recipient is required in connection with the examination of CITBC's or such Transferee's records by appropriate authorities, pursuant to court order, subpoena or other legal process or otherwise as required by law or regulation; and (d) to a Transferee. In each instance, CITBC shall advise the recipient or Transferee to maintain the confidentiality of the Confidential Information. Neither CITBC nor any Transferee or recipient shall be required to maintain the confidentiality of any portion of the Confidential Information which (a) becomes generally available to the public other than by such Transferee's, recipient's or CITBC's unauthorized disclosure, (b) is known by such recipient, CITBC or Transferee or its agents, advisors or representatives prior to disclosure by the Company or (c) becomes available from a source other than the Company provided that the disclosure of Confidential Information to such recipient, CITBC or Transferee by such source does not violate a confidentiality agreement or duty imposed on such source of which such recipient, CITBC or Transferee has actual knowledge.

  7. CITBC agrees that if there is then no unwaived Event of Default, CITBC will release its security interest in, and lien on, such of the Equipment as is reasonably requested by the Company to facilitate the Company's transfer of title to, or the granting of liens on, the collateral so released, as permitted in clauses viii and x of the definition of Permitted Encumbrances in Section 2 of this Financing Agreement. In connection with the foregoing, CITBC shall, but subject to the last sentence of this paragraph, promptly following receipt of a written request from the Company, execute, deliver or cause to be delivered to the Company, all at the expense of the Company, such Release Documents (as defined below) as are reasonably necessary in the reasonable opinion of the Company's counsel to confirm the termination and release of Equipment from the lien and security interest created under this Financing Agreement and the termination of CITBC's security interest with respect thereto. Further, with respect to any properties or assets of the Company which do not constitute Collateral, as defined herein, and as to which the Company desires to enter into a transaction which constitutes a Permitted Encumbrance or Permitted Indebtedness (within the definition set forth in Section 2 of this Financing Agreement), CITBC shall, promptly following receipt of written request from the Company, but subject to the last sentence of this paragraph, execute, deliver to the Company, all at the expense of the Company, such consents and/or confirmations as may be reasonably necessary or appropriate under the circumstances. CITBC acknowledges that the occurrence of a transaction as described in this paragraph 7 may

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

require that the Company deliver, as a condition to the closing of one or more such transactions, a form UCC-2 Termination Statement or such other releases, assignments and reassignments, including, but not limited to, confirmations of lien releases or lien terminations as may be reasonable or necessary under the circumstances to release and terminate CITBC's security interest and lien in the Equipment to be released (herein the "Release Documents"). Accordingly, CITBC covenants and agrees it will promptly, but in any event, within five (5) Business Days after receipt from the Company of such information reasonably requested from the Company concerning i) the terms of the contemplated transaction, ii) an accurate description of the Equipment to be released and
iii) the value of the Equipment to be so released, execute and deliver to the Company such Release Documents to be held in safekeeping pending the closing of the transaction with the understanding that the Company i) may deliver or file, or cause to be delivered or filed, such Release Documents in such manner and in such time or times as may be necessary or appropriate to consummate the transactions, provided, however, that such Release Documents may not be delivered to such third party or filed prior to the consummation of the proposed transaction and ii) will return such Release Documents to CITBC if the proposed transaction does not close within five (5) Business Days after the Company's receipt, from CITBC of the Release Documents.

  8. THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

  9. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile or three days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

 (A) if to CITBC at:

         The CIT Group/Business Credit, Inc.
         300 South Grand Avenue
         Los Angeles, CA  90071
         Attn: Regional Credit Manager

 (B) if to the Company at:

         Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117
         Attn: Chief Financial Officer
with a copy to:

         Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA 93117
         Attn: Raymond P. LeBlanc, Esq.

or to such other address as any party may designate for itself by like notice, provided, however, that the failure to send any notice to Raymond P. LeBlanc shall not invalidate any notice given to the Company and shall not give the Company any rights or causes of action against CITBC.

  10. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

  11. This Financing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Financing Agreement may execute this Financing Agreement by signing such counterpart.

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

  IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered in Los Angeles, California by their proper and duly authorized officers and to be effective as of the date set forth above.


                            THE CIT GROUP/BUSINESS CREDIT, INC.


                            By  /s/  Allen Grosshans
                               ________________________________
                               Vice President


                            APPLIED MAGNETICS CORPORATION



                            By  /s/  Craig D. Crisman
                               ________________________________
                            Title:  President and Chief Executive Officer


                            /s/  Raymond P. Le Blanc
                            ___________________________________
                            Secretary

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